Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-257432) pertaining to the 2002 Employee Stock Purchase Plan and the 2016 Amended and Restated Incentive Compensation Plan,
2.Registration Statement (Form S-8 No. 333-148032) pertaining to the 2016 Amended and Restated Incentive Compensation Plan,
3.Registration Statement (Form S-8 No. 333-146505) pertaining to the 2002 Employee Stock Purchase Plan,
4.Registration Statement (Form S-8 No. 333-146504) pertaining to the CACI $MART Plan,
5.Registration Statement (Form S-8 No. 333-104118) pertaining to the 2002 Employee, Management, and Director Stock Purchase Plans, as amended,
6.Registration Statement (Form S-8 No. 333-91676) pertaining to the CACI $MART Plan,
7.Registration Statement (Form S-8 No. 333-157093) pertaining to the 2016 Amended and Restated Incentive Compensation Plan,
8.Registration Statement (Form S-8 No. 333-164710) pertaining to the 2002 Employee Stock Purchase Plan, as amended,
9.Registration Statement (Form S-8 No. 333-179392) pertaining to the 2016 Amended and Restated Incentive Compensation Plan, and
10.Registration Statement (Form S-8 No. 333-193781) pertaining to the 2002 Employee Stock Purchase Plan, as amended;

of our report dated August 11, 2022, with respect to the consolidated financial statements of CACI International Inc included in this Annual Report (Form 10-K) of CACI International Inc for the year ended June 30, 2022.

/s/ Ernst & Young LLP

Tysons, Virginia
August 10, 2023